EXHIBIT 10.1

                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------


           This Preferred Stock Purchase Agreement (this "Agreement") is dated as of June 20, 2005 between Signature Combs, Inc., a Delaware corporation (f/k/a AMR Combs, Inc.) (the "Seller"), and Aerospace Products International Inc., a Delaware corporation (f/k/a Aircraft Parts International Combs, Inc.) (the "Purchaser").


                                    RECITALS
                                    --------

           WHEREAS, the Seller is the owner of 10,406.66 shares of Series A Cumulative Convertible Preferred Stock, $0.001 par value (the "Preferred Stock") issued by Purchaser to Seller pursuant to a Stock Purchase Agreement dated as of March 5, 1997 (the "Stock Purchase Agreement"); and


           WHEREAS, the Purchaser desires to purchase and the Seller desires to sell all rights, title, and interest in the Preferred Stock, in accordance with the terms and conditions set forth herein.


                                    AGREEMENT
                                    ---------

           NOW THEREFORE, in consideration of the mutual promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                    PURCHASE AND SALE OF THE PREFERRED STOCK

           Section 1.1 Purchase and Sale.

          (a) Subject to the terms and provisions set forth in this Agreement, the Purchaser irrevocably purchases from Seller, and the Seller hereto irrevocably sells, transfers, assigns and conveys to the Purchaser all of the Seller's rights, title and interest in and to the Preferred Stock.

           Section 1.2 Purchase Price and Payment of Purchase Price.

          (a) Purchase Price. The aggregate purchase price for the Preferred Stock is Five Hundred Thousand Dollars ($500,000) (the "Purchase Price").

          (b) Payment of Purchase Price. The Purchase Price shall be paid to the Seller at the Closing (as defined below), in immediately available funds via bank wire transfer to the account of the Seller identified in Schedule I.

           Section 1.3 Closing Deliveries. At the Closing, the Seller shall deliver to the Purchaser, duly executed copies of this Agreement, the original Preferred Stock Certificate endorsed on the reverse side (or an Affidavit of Lost Stock Certificate reasonably acceptable to Purchaser in the form of
Schedule IV), along with an executed Endorsement in the form of Schedule II, and an Assignment with respect to the Preferred Stock shares in the form of Schedule III to effectuate the transactions contemplated hereby. The Seller shall immediately deliver to the Purchaser such Certificate (or Affidavit), Endorsement and Assignment and take all such other actions as may be required to fulfill the purposes of this Agreement. The Purchaser shall immediately deliver to the Seller an executed copy of this Agreement and the Purchase Price and take all such other actions as may be required to fulfill the purposes of this Agreement.

           Section 1.4 Closing. The closing of the transaction contemplated hereby (the "Closing"), shall take place at the offices of First Aviation Services Inc., 15 Riverside Avenue, Westport, CT 06880, on June 23, 2005, or at such other place and time as may be mutually agreed upon by the parties hereto.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

           Section 2.1 Purchaser's Representations. The Purchaser hereby represents and warrants to the Seller as follows:

          (a) Organization. The Purchaser is duly formed, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority Enforceability. The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the purchase of the Preferred Stock, and has duly executed and delivered this Agreement. All of the obligations of the Purchaser hereunder constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms.

          (c) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the performance of or compliance by the Purchaser with the terms and conditions of this Agreement, will not (i) conflict with or violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Purchaser, (ii) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument in which the Purchaser is a party or by which the Purchaser or its property is bound, (iii) conflict with or violate any judgment, order, writ, injunction or decree binding on the Purchaser or its property or (iv) conflict with or violate any law, rule, regulation, or ordinance applicable to the Purchaser or its property.

          (d) No Approval or Consent Required. No approval, authorization, order, license or consent of, or registration of filing with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser.


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
          (e) Financial Statements. Purchaser has furnished Seller with Purchaser's unaudited balance sheet as of January 31, 2005, and Purchaser's related unaudited statements of income and cash flows for the year ended January 31, 2005. Such financial statements are in accordance with the books and records of Purchaser, fairly present the financial condition of Purchaser at such dates and the results of its operations for the specified periods, and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Section 3.1 Representations and Warranties by the Seller as to the Seller. The Seller hereby represents and warrants as follows:

          (a) Organization. The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority; Binding on Seller; Enforceability. The Seller has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the sale of the Preferred Stock, and has duly executed and delivered this Agreement, and all the obligations of the Seller hereunder constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

          (c) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the performance of or compliance by the Seller with the terms and conditions of this Agreement, will not (i) conflict with or violate any provision of the Seller's organizational documents or By-laws, (ii) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which it or any of its property is bound, (iii) conflict with or violate any judgment, order, writ, injunction or decree binding on the Seller or and of its property, or (iv) conflict with or violate any law, rule, regulation or ordinance applicable to the Seller or any of its property, except, with respect to clauses (ii) through
     (iv) above, as they would not have a material adverse effect on the Seller's ability to consummate the transactions contemplated hereby.

          (d) No Approval or Consent Required. No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

           Section 3.2 Representations and Warranties by the Seller as to the Preferred Stock. The Seller has title to and is the sole owner and holder of the Preferred Stock, free and clear of any assignment, charge, lien, pledge or security interest in favor of another person.

                                   ARTICLE IV

                TERMINATION OF OBLIGATIONS UNDER PRIOR AGREEMENTS

           Section 4.1 Termination of Obligations Under Prior Agreements. The parties acknowledge and agree that the Preferred Stock was acquired by Seller in connection with certain transactions involving the following agreements between the parties hereto (the "Original Transaction Agreements"):

          (a) Asset Purchase Agreement dated November 25, 1996;

          (b) the Stock Purchase Agreement;

          (c) Stockholders Agreement dated March 5, 1997;

          (d) Aircraft Parts Purchase Agreement dated March 5, 1997; and

          (e) Trade Name and Trademark License Agreement dated March 5, 1997.

           The parties acknowledge and agree that, as of the Closing, Seller will no longer own any of Purchaser's capital stock. As a result, it is agreed, except as set forth herein below, that as of the Closing (i) the Stockholders Agreement, Aircraft Parts Purchase Agreement and Tradename and Trademark License Agreement shall all be considered terminated and of no further force or effect,
(ii) all of the parties' continuing obligations under the Stock Purchase Agreement, if any, are hereby terminated and of no further force or effect, and
(iii) all of the parties' continuing obligations under the Asset Purchase Agreement, including, but not limited to, Seller's covenants contained in
Article V of the Asset Purchase Agreement, are hereby terminated and of no further force or effect. Notwithstanding the foregoing, the Seller's Indemnification Obligations set forth in Article X, Section 10.01 (b) of the Stock Purchase Agreement shall remain in full force and effect, but only with respect to product liability claims asserting injury arising out of asbestosis or other latent medical conditions. It is further agreed by Seller that Purchaser has not waived and does not by reason of this Agreement or otherwise waive any non-contractual common law or statutory claim for indemnity or contribution which Purchaser might in the future assert against Seller arising out of a product liability claim of any nature asserted against Purchaser relating to products sold by Seller.

                                   ARTICLE V
                                  MISCELLANEOUS

           Section 5.1 Notices. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered


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
personally, (c) when transmitted if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of each facsimile shall be sent promptly thereafter by overnight courier, if sent by express mail or overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

         (a)      If to Seller, at

                  BBA Aviation Services Group
                  201 South Orange Avenue, Suite 1425
                  Orlando, FL  32801
                  Attention:        Mr. Robert Frese, VP
                  Telecopy:         (407) 206-5357

         with copies to:

                  BBA Aviation Shared Services, Inc.
                  201 South Orange Avenue, Suite 1209
                  Orlando, FL  32801
                  Attention:        Joe Goldstein, Esq., General Counsel
                  Telecopy:         (407) 648-7352

         (b)      If to the Purchaser, at:

                  First Aviation Services, Inc.
                  15 Riverside Avenue
                  Westport, CT 06880
                  Attention:         Robert Costantini, SVP
                  Telecopy:         (203) 291-7730

         with copies to:

                  Weil Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:        Frederick Green, Esq.
                  Telecopy:         (212) 310-8007


           The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

           Section 5.2 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

           Section 5.3 Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by any express waiver or variation in writing. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

           Section 5.4 Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

           Section 5.5 Construction.

          (a) The terms "hereby", hereof" hereto", "hereunder", and any similar terms shall refer to this Agreement, and the terms "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

          (b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular numbers shall mean and include the plural number and vice versa.

          (c) Words important persons shall include firms, associations, partnerships, corporations and other legal entities, including public bodies, as well as natural persons.

          (d) The terms "include", including" and similar terms shall be construed as if followed by the phrase "without limitation."

           Section 5.6 Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Schedules hereto, shall be binding upon, and shall inure to the benefit of the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

           Section 5.7 Prior Understandings; Integrated Agreement. This Agreement supersedes any and all prior discussions and agreements between the Seller and the Purchaser with respect to the purchase of the Preferred Stock and other matters contained herein, and this Agreement (including the Schedules hereto) contains the sole, final and complete expression and understanding between the Seller and the Purchaser with respect to the transactions contemplated herein. This Agreement shall not be altered or modified except by a subsequent writing, signed by the Purchaser and the Seller.

           Section 5.8 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and any party hereto may executed this Agreement by signing any such counterpart. This Agreement may be executed by facsimile signature, which shall be deemed to be on original signature.


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
           Section 5.9 Survival. Each and every representation and warranty and covenant hereinabove made by the Seller or the Purchaser shall survive the Closing and shall not merge into any document executed as part of Closing, but instead shall be independently enforceable except to the extent expressly limited in this Agreement.

           Section 5.10 Governing Law. This Agreement shall be construed, and all the rights and obligations of the Seller and the Purchaser hereunder determined, in accordance with the internal laws of the State of Delaware without reference to conflicts of principles law as though made and performed entirely within that state. Any lawsuit or claim arising out of or related to the making or performance of this Agreement shall be resolved in the federal or state courts in and of the State of Delaware; the parties each hereby agrees to submit to the exclusive jurisdiction of such courts, and hereby waives any defenses or motions based upon inconvenient or improper forum. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with each separate cause of action asserted in such action or proceeding.

           Section 5.11 No Third Party Beneficiaries. No person, firm or other entity other than the parties hereto and their permitted successors and assigns shall have any rights or claims under this Agreement.

           Section 5.12. Mutual Releases.

          (a) Release of Seller. Purchaser, for itself and its legal representatives and assigns, hereby releases and forever discharges Seller, and all of Seller's officers, directors, shareholders, employees, agents, affiliates, successors and assigns, of and from all claims, demands, actions and causes of action of any kind or nature at law or in equity, based upon (i) Seller's status as a shareholder of Purchaser, or (ii) any prior contracts or agreements between the parties relating to the Original Transaction Agreements. This release applies to all past and existing claims relating to such matters.

          (b) Release of Purchaser. Seller, for itself and its legal representatives and assigns, hereby releases and forever discharges Purchaser, and all of Purchaser's officers, directors, shareholders, employees, agents, affiliates, successors and assigns, of and from all claims, demands, actions and causes of action of any kind or nature at law or in equity, based upon (i) Seller's status as a shareholder of Purchaser, or (ii) any prior contracts or agreements between the parties relating to the Original Transaction Agreements. This release applies to all past and existing claims relating to such matters.

           Section 5.13 Indemnifications. Purchaser agrees to indemnify and hold harmless Seller or Seller's successors or assigns for all losses, damages, liabilities and claims, and all fees, costs and expenses of any kind (including, without limitation, any and all attorneys' fees) related to, arising out of, based upon or resulting from the falseness of any of its representations and warranties contained in Article II. Seller agrees to indemnify and hold harmless Purchaser or Purchaser's successors or assigns for all losses, damages, liabilities and claims, and all fees, costs and expenses of any kind (including, without limitation, any and all attorneys' fees) related to, arising out of, based upon or resulting from the falseness of any of its representations and warranties contained in Article III.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                               SELLER:

                               SIGNATURE COMBS, INC.
                               (f/k/a AMR Combs, Inc.)



                               By:     /s/ Elizabeth A. Haskins
                                       -----------------------------------------
                               Name:   Elizabeth A. Haskins
                               Title:  President



                               PURCHASER:

                               AEROSPACE PRODUCTS INTERNATIONAL, INC.
                               (f/k/a Aircraft Parts International Combs, Inc.)




                               By:     /s/ Michael C. Culver
                                       -----------------------------------------
                               Name:   Michael C. Culver
                               Title:  Chairman of the Board





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
                                   Schedule I
                                   ----------

                           WIRE TRANSFER INSTRUCTIONS




JPMorgan Chase Bank
4 New York Plaza
New York, New York  10015

To the account of Signature Flight Support Corporation

Account Number:   400932997

ABA:              021000021

Swift Code (International):   CHASUS33

                                   Schedule II
                                   -----------

                                   ENDORSEMENT


The undersigned, Signature Combs, Inc., a Delaware corporation (f/k/a AMR Combs, Inc.), hereby surrenders to Aerospace Products International, Inc., a Delaware corporation (f/k/a Aircraft Parts International Combs, Inc.) ("API") the Preferred Stock Certificate Number [PA 2] issued to it on February 24, 1998 by API in the amount of 10,406.66 shares, a copy of which is attached hereto.


Dated:  June 20, 2005                       SIGNATURE COMBS, INC.




                                            By:
                                                 -------------------------------
                                                 Elizabeth A. Haskins, President

                                  Schedule III

                                   ASSIGNMENT

           FOR VALUE RECEIVED, receipt of which is hereby acknowledge, the undersigned hereby sells, assigns, and transfers unto the AEROSPACE PRODUCTS INTERNATIONAL, INC., a Delaware corporation (f/k/a Aircraft Parts International Combs, Inc.) ("API"), all of the rights of the undersigned to 10,406.66 shares of Series A Cumulative Convertible Preferred Stock of API, which is represented by API's Preferred Stock Certificate Number [PA 2].


           The undersigned does hereby irrevocably constitute and appoint Robert
G. Costantini, Esq., Secretary of API, to make such transfer on the books of API, maintained for that purpose, with full power of substitution in the premises.



Dated: June 20, 2005                    SIGNATURE COMBS, INC.




                                        By:
                                             -----------------------------------
                                             Elizabeth A. Haskins, President

                                   Schedule IV
                                   -----------

                      AFFIDAVIT FOR LOST, STOLEN, DESTROYED
                             STOCK CERTIFICATE FORM

We hereby declare that we are the legal and beneficial owner of 10,406.66 shares of preferred stock of Aerospace Products International Inc. represented by certificate number PA 2, issued in the name of AMR Combs, Inc.

We are not in possession of the preferred stock certificate, cited above, and we have no knowledge of its location. We have not assigned, hypothecated, pledged, or in any other way disposed of either the stock certificates or our rights as a stockholder, in whole or in part. We are entitled to full and exclusive possession of said certificates.

We request that the Secretary of Aerospace Products International Inc., act as our agent or attorney-in-fact, to cancel the above cited stock certificate and for value received, we hereby sell, assign and transfer unto Aerospace Products International Inc. the shares of capital stock represented by the certificate cited above. If the original stock certificate is located we agree that it has no value and to forward it to the Secretary of Aerospace Products International Inc., for physical cancellation.

We agree to hold harmless Aerospace Products International Inc., for any future liability regarding this action and to reimburse Aerospace Products International Inc., for any and all monetary loss or expenses as a result of this action.

Dated: June 20, 2005                         SIGNATURE COMBS, INC.


                                             By:
                                                --------------------------------
                                                Elizabeth A. Haskins, President




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STATE OF______________________

COUNTY OF ____________________

Subscribed and sworn to before me, this _______ day of  ______________, 2005,

by the personal appearance before me of: ______________________________________

_______________________________________              ___________________________
Notary Public                                        My Commission Expires:

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